Exhibit 10.4

ETFS PLATINUM TRUST
MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT (the “Agreement”) made as of July 16, 2009, on behalf of ETFS Platinum Trust, a New York trust (the “Fund” or the “Trust”), by and among ETFS Marketing, LLC, a Delaware limited liability company, as agent of the Fund (“ETFS Marketing”) and ALPS Distributors, Inc., a Colorado corporation (the “Marketing Agent”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in the Trust’s Prospectus included its Registration Statement on Form S-1 (Registration No. 333-158381), as it may be amended from time-to-time.

W I T N E S S E T H:

WHEREAS, ETF Securities USA LLC, as sponsor of the Trust (the “Sponsor”), on behalf of the Fund, has filed with the Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-1 (Registration No. 333-158381) and amendments thereto, including as part thereof a prospectus (the “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent; and

WHEREAS, ETFS Marketing has been engaged to provide marketing services in the United States; and

WHEREAS, the Trust and ETFS Marketing wish to employ the Marketing Agent in connection with the performance of the services listed in Schedule A and additional services as may be agreed from time-to-time;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Registration — ETFS Marketing has furnished or will furnish, upon request, the Marketing Agent with copies of the Trust’s trust agreement, custodian agreements, transfer agency agreement, current prospectus, and all forms relating to any plan, program or service offered by the Trust. ETFS Marketing shall furnish, within a reasonable time period, to the Marketing Agent a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, ETFS Marketing shall furnish promptly to the Marketing Agent any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” shall mean any registration statement and prospectus filed by the Trust with the SEC and any amendments and supplements thereto that are filed with the SEC.

2. Representations and Warranties of ETFS Marketing – ETFS Marketing represents and warrants and covenants the following:

(a) ETFS Marketing has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) the Fund and ETFS Marketing are duly qualified and are in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(d) this Agreement has been duly authorized, executed and delivered by ETFS Marketing and constitutes the valid and binding obligations of ETFS Marketing, enforceable against ETFS Marketing in accordance with its terms.

3. Representations and Warranties of the Marketing Agent - The Marketing Agent represents and warrants and covenants the following:

(a) The Marketing Agent is registered as a broker-dealer under the Exchange Act, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; and has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other Persons, in order to conduct its activities as contemplated by this Agreement. The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Marketing Agent will comply with all applicable federal laws, including but not limited to, federal securities and commodities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA;

(b) The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes the valid and binding obligations of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

4. Fees and Trust Expenses — (a) In consideration of the services to be performed by the Marketing Agent hereunder as set forth on Schedule A attached hereto and as it may be amended from time-to-time, ETFS Marketing will pay the Marketing Agent an annual fee in the amount of $20,000 per annum to be paid in 1/12 equal monthly installments commencing on launch date of the Trust, subject to any limitation imposed by any law, rule or regulation applicable to any of the parties hereto. The fee shall not exceed $100,000 for the five-year period beginning from the date of this agreement.

(b) ETFS Marketing shall reimburse the Marketing Agent for any reasonable fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties under and pursuant to this Agreement including, but not limited to, the items identified as Out of Pocket Expenses in Schedule B of this agreement. These fees shall not exceed $92,725 for the five-year period beginning from the date of this agreement. Further, unless otherwise agreed to by the parties hereto in writing, the Marketing Agent shall not be responsible for fees and expenses in connection with (a) filing of any registration statement, printing and the distribution of any prospectus under the 1933 Act and amendments prepared for use in connection with the offering of shares for sale to the public, preparing, setting in type, printing and mailing the prospectus, and any supplements thereto sent to shareholders of the Trust, (b) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports) or other communication to shareholders of the Trust, and (c) the Blue Sky registration and qualification of shares of the Trust for sale in the various states in which the officers of the Trust shall determine it advisable to qualify such shares of the Trust for sale (including registering the Trust as a broker or dealer or any officer of the Trust or any Trust as agent or salesman in any state).

5. Use of the Marketing Agent’s Name — Neither the Trust nor ETFS Marketing, or any of their affiliates, shall use the name of the Marketing Agent, or any of its affiliates, in any prospectus, sales literature, and other material relating to the Trust in any manner without the prior written consent of the Marketing Agent (which shall not be unreasonably withheld); provided, however, that the Marketing Agent hereby approves all lawful uses of the names of the Marketing Agent and its affiliates in the prospectus of the Trust and in all other materials which merely refer to accurate terms to their appointment hereunder or which are required by the SEC, FINRA, OCC or any state securities authority.

6. Use of the Trust’s Name — Neither the Marketing Agent nor any of its affiliates shall use the name of the Trust in any publicly disseminated materials, including sales literature in any manner without the prior consent of ETFS Marketing (which shall not be unreasonably withheld); provided, however, that ETFS Marketing hereby approves all lawful uses of its or the Trust’s names in any required regulatory filings of the Marketing Agent which merely refer in accurate terms to the appointment of the Marketing Agent hereunder, or which are required by the SEC, FINRA, or any state securities authority.

7. Indemnification of Marketing Agent - ETFS Marketing agrees to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the Securities Exchange Act of 1934 (the “Exchange Act”), the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus being deemed to include the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly through ETFS Marketing, by the Marketing Agent to the Sponsor for inclusion in such Registration Statement or such prospectus or any material omissions therefrom;

(b)	any untrue statement or alleged untrue statement of a material fact or breach by ETFS Marketing of any representation or warranty contained in this Agreement;

(c)	the failure by ETFS Marketing to perform when and as required any agreement or covenant contained herein;

(d)	any untrue statement of any material fact contained in any audio or visual materials provided by ETFS Marketing or based upon written information furnished by or on behalf of ETFS Marketing including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Trust;

(e)	the Marketing Agent’s performance of its duties under this Agreement except in the case of this clause (e), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of ETFS Marketing in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to ETFS Marketing to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent in respect of which indemnity may be sought against ETFS Marketing pursuant to the foregoing paragraph, the Marketing Agent shall promptly notify ETFS Marketing in writing of the institution of such Proceeding and ETFS Marketing shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify ETFS Marketing shall not relieve ETFS Marketing from any liability which it may have to the Marketing Agent hereunder except to the extent that it has been materially prejudiced by such failure. The Marketing Agent shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent unless the employment of such counsel shall have been authorized in writing by ETFS Marketing in connection with the defense of such Proceeding or ETFS Marketing shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to ETFS Marketing (in which case ETFS Marketing shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by ETFS Marketing and paid as incurred (it being understood, however, that ETFS Marketing shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

ETFS Marketing shall not be liable for any settlement of any Proceeding effected without ETFS Marketing’s written consent, but if settled with ETFS Marketing’s written consent, ETFS Marketing agrees to indemnify and hold harmless the Marketing Agent from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the foregoing paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

8. Indemnification of ETFS Marketing and the Trust - The Marketing Agent agrees to indemnify, defend and hold harmless ETFS Marketing and the Trust, their partners, shareholders, members, directors, officers and employees of the foregoing, and the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which ETFS Marketing may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing, directly or indirectly through ETFS Marketing, by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Marketing Agent will also indemnify ETFS Marketing and the Trust as stated above insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Marketing Agent’s performance of its duties under this Agreement, except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of ETFS Marketing or the Trust. In no case is the indemnity of the Marketing Agent in favor of ETFS Marketing and the Trust to be deemed to protect ETFS Marketing and the Trust against any liability to the Marketing Agent to which ETFS Marketing or the Trust would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of ETFS Marketing’s obligations and duties under this Agreement.

If any Proceeding is brought against ETFS Marketing or the Trust in respect of which indemnity may be sought against the Marketing Agent pursuant to the first paragraph of this Section 8, ETFS Marketing shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability hereunder which it may have to ETFS Marketing except to the extent that it has been materially prejudiced by such failure. ETFS Marketing and the Trust shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of ETFS Marketing unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless ETFS Marketing and the Trust from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the foregoing paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

9. Term — This Agreement shall become effective as of December 30, 2009, and shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by ETFS Marketing. This Agreement is terminable without penalty on sixty (60) days’ written notice by ETFS Marketing or by the Marketing Agent. This Agreement shall automatically terminate in the event of its assignment.

Upon the termination of this Agreement, the Marketing Agent, at ETFS Marketing’s expense and direction, shall transfer to such successor, as ETFS Marketing shall specify, all relevant books, records and other data established or maintained by the Marketing Agent under this Agreement.

10. Notice — Any notice required or permitted to be given by any party to the other shall be deemed sufficient if sent by (i) telecopier (fax) or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

if to the Trust or ETFS Marketing, at:

ETFS Marketing LLC
555 California Street, Suite 2900
San Francisco, CA 94104
Attn: Fred Jheon

with a copy to

ETFS Platinum Trust
c/o ETF Securities Representative Office
6th Floor
2 London Wall Buildings
London, EC2M 5UU
Telephone: 011 44 207 448-4330
Attention: President

if to the Marketing Agent at:

ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado, 80203
Attn: General Counsel

or such other telecopier (fax) number or address as may be furnished by one party to the other.

11. Confidential Information — The Marketing Agent, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust. If the Marketing Agent is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Marketing Agent will provide ETFS Marketing with prompt written notice of any such request or requirement so that ETFS Marketing may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Marketing Agent may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Marketing Agent’s counsel.

12. Miscellaneous — Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Colorado. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

ETFS Marketing shall provide all information to the Marketing Agent necessary for the Marketing Agent to perform its obligations under applicable securities laws and regulations as they relate to the transactions contemplated in this agreement; and agrees that its employees registered with and supervised by the Marketing Agent will comply with the Written Supervisory Procedures of the Marketing Agent, which may be amended from time to time.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this instrument in its name and behalf as of the date and year first above written.

ETFS MARKETING, LLC

By:	/s/ Fred Jheon
Name: Fred Jheon
Title: President & Chief Executive Officer

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
Name: Thomas A. Carter
Title: President

Schedule A

Marketing Agent Services

  Review marketing related legal documents and contracts.
  Consult with ETFS Marketing’s marketing staff and on development of FINRA compliant marketing campaigns.
  Consult with Trust’s legal counsel on marketing materials that are deemed to qualify as a free-writing prospectus materials and appropriate disclosure associated with all marketing materials.
  Review and file applicable marketing materials with FINRA that don’t otherwise qualify as free-writing prospectus materials.
  Register and oversee supervisory activities of unlimited number of FINRA licensed registered representatives.
  Maintain, reproduction and storage of applicable books and records related to the services provided under this Agreement.